UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

Commission File Number 000-55918

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

California	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

308 East Renfro Street, Suite 101, Burleson, Texas 76028

(Address of principal executive offices)

732-669-1200

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2019, Muscle Maker, Inc. (the “Company”) entered into letter agreements with each of its existing non-executive directors, Noel DeWinter, John Marques, Paul Menchik, Kevin Mohan, Peter Petrosian, AB Southhall III and Omprakash Vajinapalli. Directors that also serve as executives will not be entitled to any additional compensation for serving as directors of the Company. The letter agreements set forth certain terms pursuant to which the directors will serve as directors of the Company.

The letter agreements provide that each director will receive an annual cash fee of $9,000 as consideration for their service as a director. In addition, each director will receive 10,000 shares of common stock per year for service as director, 1,300 shares of common stock per year for service on each committee and 1,000 shares of common stock per year for service as chair for such committee. The shares of common stock for committee service will be limited to two committees.

As directors have not received compensation for services to date, the Company agreed to provide equity in lieu of cash compensation and equity compensation for services rendered during 2017, 2018 and 2019. For past director services in lieu of cash unpaid to date: (i) directors that served as directors during the year ended December 31, 2017 will each receive shares of common stock valued at $4,500 to be priced at the price per share of the Company’s public offering in connection with its uplisting (the “Uplisting Offering”), (ii) directors that served as directors during the year ended December 31, 2018 will each receive shares of common stock valued at $9,000, which shall be prorated for a partial year of service, to be priced at the price per share of the Uplisting Offering and (iii) directors that served as directors during the year ended December 31, 2019 through the date of the Uplisting Offering will each receive shares of common stock valued at $9,000, which shall be prorated for a partial year of service, to be priced at the price per share of the Uplisting Offering. Following the public offering, directors will be paid cash for the balance of 2019.

As further compensation for past director services, the Company will issue shares of common stock as follows, which shall be prorated for a partial year: (i) directors that served as directors during the year ended December 31, 2017 will each receive 5,000 shares of common stock, (ii) directors that served as directors during the year ended December 31, 2018 will each receive 10,000 shares of common stock and (iii) directors that served as directors during the year ended December 31, 2019 will each receive 5,000 shares of common stock.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Director Agreement dated July 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

		By:	/s/ Michael Roper
		Name:	Michael Roper
		Title:	Chief Executive Officer

Date:	July 24, 2019
Burleson, Texas